EX-99.A11

17j-1 CODE OF ETHICS

OF

SPDR® S&P 500 ETF TRUST 1 ;

SPDR® S&P MIDCAP 400 ETF TRUST 2;

AND

SPDR® DOW JONES INDUSTRIAL AVERAGE SM ETF TRUST3

DATED AS OF

JANUARY 26, 2012

Amended as of

December 8, 2015

I. Introduction

Each of the SPDR® S&P 500 ETF Trust, the SPDR® S&P MidCap 400 ETF Trust and the SPDR® Dow Jones Industrial AverageSM ETF Trust” (collectively, the “Trusts”) is a unit investment trust (“UIT”) that is organized under New York law and is governed by trust agreement (“Trust Agreement”) between a trustee bank (“Trustee”) and PDR Services LLC (“PDR”) as Sponsor. PDR is a Delaware limited liability company incorporated on April 6, 1998 with offices c/o NYSE Holdings LLC, 11 Wall Street, New York, New York 10005. On November 12, 2013, Intercontinental Exchange, Inc. (formerly known as Intercontinental Exchange Group, Inc. (“ICE”) announced the completion of its acquisition of NYSE Holdings LLC (the parent company of the Sponsor, formerly known as NYSE Euronext Holdings LLC) (“NYSE Holdings”). Upon the closing of the acquisition, Intercontinental Exchange Holdings, Inc. (formerly known as Intercontinental Exchange, Inc.) and NYSE Holdings became wholly owned subsidiaries of ICE. As the parent company, ICE is the publicly traded entity, trading on the New York Stock Exchange under the symbol “ICE.”

Each of the Trusts is registered as a UIT with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940 (“1940 Act”) and is an “exchange-traded fund” or “ETF” that operates pursuant to an order from the SEC exempting it from certain provisions of the 1940 Act permitting it, among other things, to list individual Units on an exchange for trading at market prices while issuing Units in large lot sizes at net asset value (“NAV”) as described briefly below in the next paragraph. As UITs, none of the Trusts has any directors, officers, employees, general partners or an investment adviser provided however that, in compliance of Rule 38a-1 under the 1940 Act, each Trust has a chief compliance officer. Each Trust is a passive “index” fund that holds the portfolio securities of its financial index (“Index”), plus cash, and is not actively “managed” by traditional methods. Given that each Trust follows a “replication” strategy in order to pursue its objective of providing investment results that, before expenses, generally correspond to the price and yield performance of the Index, each Trust will hold as many of the stocks in its Index as is practicable. Therefore, in order to maintain the correspondence between the composition and weightings of stocks held by each Trust (“Portfolio Securities”) and component stocks of its Index (“Index Securities”) the Trustee, pursuant to the terms of each Trust Agreement, adjusts each Trust’s Portfolio Securities from time to time to conform to periodic changes in the identity and/or relative weightings of the relevant Index Securities.

[1]	Formerly known as the “Standard & Poor’s Depositary Receipts (“SPDR”) Trust, Series 1”.
[2]	Formerly known as the “Standard & Poor’s MidCap 400 Depositary Receipts MidCap SPDR Trust, Series 1”.
[3]	Formerly known as the “DIAMONDS Trust, Series 1”.

The individual Units of each Trust are listed for trading on NYSE Arca, Inc. (“NYSE Arca”), and are bought and sold in the secondary market like ordinary shares of stock at any time during the trading day. Each Trust issues and redeems its Units only in specified large lots referred to as “Creation Units”. Creation Units are issued by each Trust only to persons called “Authorized Participants” who, after placing a creation order with the distributor specified in each Trust’s statutory prospectus (“Distributor”), deposit with the Trustee a specified portfolio of Index Securities and a specified cash payment.

II. Purpose of the Code of Ethics

This code of ethics (“Code”) is based on the principle that any Access Person (defined below) of the Trusts, will conduct his/her personal investment activities in accordance with:

•	the duty at all times to place the interests of the Trusts’ Unitholders first;

•	the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•	the fundamental standard that Access Persons of the Trusts should not take inappropriate advantage of their positions.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Access Persons from liability for personal trading or other conduct that violates a fiduciary duty to Trust Unitholders.

III. Legal Requirement

Pursuant to Rule 17j-1(b) of the 1940 Act, it is unlawful for any Access Person to:

•	employ any device, scheme or artifice to defraud the Trusts;

•	make any untrue statement of a material fact to the Trusts or fail to state a material fact necessary in order to make the statements made to the Trusts, in light of the circumstances under which they were made, not misleading;

•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trusts; or

•	engage in any manipulative practice with respect to the Trusts, in connection with the purchase or sale (directly or indirectly) by such Access Person of a security “held or to be acquired” by the Trusts.

IV. Adoption of the Code and Identification of Access Persons

The Sponsor has adopted this Code on behalf of each of the applicable Trusts to specify a code of conduct for certain types of personal securities transactions which may involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures. The Sponsor has appointed a chief compliance officer (the “CCO”), who will be responsible for administering this Code. Any tasks assigned to the CCO herein may be carried out by a person or group designated by the CCO.

The policies and procedures of this Code apply to “Access Persons” (as defined below) of the Trusts. The Sponsor, with assistance from the CCO, is responsible for identifying Access Persons on behalf of each Trust, subject to section V. below. The CCO will be responsible for monitoring the status of Access Persons on a quarterly basis. Upon the identification of any Access Person, the CCO will ensure that such Access Person is notified of the requirements of this Code.

V. Requirements Applicable to Distributors and Certain Trustees

The requirements of this Code of Ethics are not applicable to any Access Person of a Trust who is subject to a separate Code of Ethics adopted by the Distributor or the Trustee to such Trust, provided that:

•	the Distributor or Trustee has certified to the CCO and the Sponsor that such Code of Ethics complies with the requirements of Rule 17j-1 and it has adopted procedures reasonably necessary to prevent such Access Persons from violating such Code of Ethics; and

•	such Code of Ethics has been approved by the Sponsor.

Any Distributor or Trustee relying upon this section V. shall:

•	submit to the CCO and the Sponsor a copy of its Code of Ethics adopted pursuant to Rule 17j-1(the “Code”), as well as a certification in such form mutually agreed upon with the CCO and the Sponsor, stating that the Code complies with Rule 17j-1, that it has adopted procedures reasonably designed to prevent Access Persons from violating the Code, and if applicable, identifying any material amendments to such Code;

•	promptly report to the CCO and the Sponsor in writing any material amendments to such Code, if not contained in a certification as described immediately above;

•	furnish to the Sponsor upon request (and in any event no less than annually) a written report that:

•	describes any issues arising under the Code or procedures during the period specified including (but not limited to) information about material violations of the Code or procedures and sanctions imposed in response to material violations; and

•	certifies that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code.

Recordkeeping

The Distributor or the Trustee is responsible for maintaining all records with respect to such separate Code in the manner and to the extent required by Rule 17j-1. Such records will be made available upon request to the CCO.VI. Definitions

Certain defined terms used in this Code will have the same meaning as explained in Rule 17j-1 or Section 2(a) of the 1940 Act and are summarized below.

Access Person means (i) any director, officer, general partner, or employee of the Trusts or of any company in a control relationship to the Trusts who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trusts, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) any natural person in a control relationship to any Trust who obtains information concerning recommendations made to such Trust with regard to the purchase or sale of Covered Securities by the Trust.

Automatic Investment Plan means a program in which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and equity. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Ownership has the same meaning as that set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.4

Control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.5

[4]	Rule 16a-1(a)(2) under the Exchange Act specifies that, to have beneficial ownership, a person must have a direct or indirect pecuniary interest, which in general means the opportunity to profit directly or indirectly from a securities transaction. As a result, an Access Person may be deemed to have beneficial ownership of securities held by members of his or her immediate family who share the same household.
[5]	The term “control” is defined in Section 2(a)(9) of the 1940 Act. Under Section 2(a)(9), any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per cent of the voting securities of a company is presumed to control such company. Any person who does not so own more than 25 per cent of the voting securities of any company is presumed not to control such company. The presumptions set forth in Section 2(a)(9) continue until a determination to the contrary is made by the Commission (either upon its own motion or application by an interested person).

Covered Security means a security as defined in Section 2(a)(36) of the 1940 Act except that it does not include:

(i)	Direct obligations of the Government of the United States;

(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments[6], including repurchase agreements; and

(iii)	Shares issued by open-end Funds excluding open-end Exchange Traded Funds.

Exchange Traded Fund means a registered open-end management investment company that operates pursuant to an order from the SEC exempting it from certain provisions of the 1940 Act permitting it to issue securities that trade on the secondary market. Examples of Exchange-Traded Funds include, but are not limited to, iShares and PowerShares.

Fund means an investment company registered under the 1940 Act.

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

Purchase or Sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

VII. Policies of the Trusts Regarding Personal Securities Transactions

General

Access Persons of the Trusts are prohibited from engaging in any act, practice or course of business that would violate the provisions of Rule 17j-1 as set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

Prohibition

Access Persons are not permitted to purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he/she knows or should have known at the time of such purchase or sale:

[6]	“High quality short-term debt instrument” has been interpreted to mean any instrument that has a maturity at issuance of less than 366 days and is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

•	is being considered for purchase or sale by the Trusts; or

•	is being purchased or sold by the Trusts.

To monitor compliance with this policy, the CCO or a designee will review the quarterly transaction reports (discussed below) of each Access Person and document the results of the review.

Pre-approval of Investments in IPOs and Limited Offerings

Access Persons must obtain approval before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering. The Access Person may request approval for an investment in an Initial Public Offering or Limited Offering by submitting the Pre-approval Request Form (Exhibit A) to the CCO or a designee.

Pre-approval for Sale of Trust Units

Access Persons must obtain approval, before directly or indirectly, selling any Units of a Trust. The Access Person may request approval for the sale of Units by submitting the Pre-approval Request Form (Exhibit A) to the CCO or a designee.

VIII. Reporting Procedures

This section of the Code sets forth the personal securities reporting obligations of each Access Person. Note that Access Persons are not required to make a report under this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control. To rely on this exception, the Access Person must notify the CCO or a designee of the existence of such an account, and the Access Person will be required to execute a certification that confirms the account in question meets the standard intended by the applicable rule.7

In order to provide the Supervisory Group (as defined below) with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed, every Access Person of the Trusts must report to the CCO or a designee the following:

(a) Initial Holdings Reports. Every Access Person must report on Exhibit B attached hereto, no later than 10 days after becoming an Access Person, the following information:

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

[7]	Note that this exception is intended to be narrowly applied. An example of an account would be a blind trust in which the Access Person or his/her spouse (if she is the beneficiary of the trust) would not have any involvement in or knowledge of the decisions being made for the trust.

•	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

•	The date that the report is submitted by the Access Person.

This information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

(b) Quarterly Transaction Reports. Every Access Person must report on Exhibit C attached hereto, no later than 30 days after the end of a calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security in which the Access Person has, or by virtue of the transaction, acquires any direct or indirect Beneficial Ownership:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares (for equity securities), and the principal amount (for debt securities) of each Covered Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date that the report is submitted by the Access Person.

If there are no transactions during a quarter, the Access Person must indicate this fact on the quarterly transaction report (Exhibit C). Note that an Access Person need not make a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan.

Access Persons are required to direct their brokers or other financial institutions to supply to the Sponsor duplicate copies of all confirmations and monthly brokerage statements for all accounts in which Covered Securities that are reportable are held. Access Persons can rely on these confirmations and brokerage statements in lieu of completing the information on Exhibit C so long as the confirmations and statements contain the same information and are supplied within the same 30-day period after the end of each calendar quarter. Access Persons are required to indicate their reliance on this exception on the quarterly transaction report attached hereto as Exhibit C. If you have any questions regarding this exception, you may contact the CCO.

Note that a Covered Securities transaction may not always be executed through or held in an account with a broker-dealer, and as a result, the transaction will not appear on brokerage statements or be confirmed through a trade confirmation. An example of a “non-brokerage” transaction is the purchase of a Limited Offering, such as an interest in a private investment fund. In such a case, the Access Person must ensure that he/she reports this information on the quarterly transaction report.

With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report on Exhibit C attached hereto, no later than 30 days after the end of a calendar quarter the following information:

•	The name of the broker, dealer or bank with whom the Access Person established the account;

•	The date the account was established; and

•	The date that the report is submitted by the Access Person.

(c) Annual Holdings Reports. Every Access Person must report on Exhibit D attached hereto, annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

•	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

•	The date that the report is submitted by the Access Person.

IX. Review of Reports

The CCO is responsible for ensuring that the reports received are reviewed, maintaining a record of the names of the persons to whom he has delegated the task of reviewing these reports, and as appropriate, comparing the reports with this Code. The CCO will periodically report the result of these reviews to the Sponsor.

X. Annual Reminder and Certification

The CCO or a designee will notify each person (annually in January of each calendar year) considered to be an Access Person of the Trusts that he/she is subject to the requirements set forth in this Code and will deliver a copy of the Code to each such person.

Each Access Person will be required to certify annually that he/she has read and understood the provisions of this Code and will abide by them. Each Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code. A form of such certification is attached hereto as Exhibit E.

EXHIBIT A

REQUEST FOR PRE-APPROVAL

Date of Request:

I,                      (print name), request pre-clearance for the transaction described below (all defined terms are as defined in the Code of Ethics):

Acquisition of Initial Public Offering or Limited Offering

Security:

# of Shares/Aggregate Principal Amount:

Broker:

If the transaction involves a Limited Offering, include a description of the proposed transaction, including your role in the proposed transaction and any business relationship between the entity in which you are investing and the Trusts or PDR or its affiliates:

Disposition of Units in a Trust

Security:

# of Units:

***

Access Person Signature:

Compliance

Approved or Disapproved (circle one)    Date:

Notes:

Print Name/Title:

Signature:

EXHIBIT B

THE TRUSTS

INITIAL HOLDINGS REPORT

To:

From:

Date:

At the time I became an Access Person, I had a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Trusts:

Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

Name of Broker, Dealer or Bank

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above. I understand that this information must be reported no later than ten (10) days after I became an Access Person.

***

Date Report Submitted:

Print Name:

Signature:

Title:

Compliance Review

Date Report Reviewed:

Print Name/Title:

Signature:

Notes:

EXHIBIT C

THE TRUSTS

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended

To:

From:

Date:

A.	Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics of the Trusts. I understand that this information must be reported no later than 30 days after the end of the calendar quarter.

Date of Transaction	Title of Security	Ticker Exchange Symbol or CUSIP number (as applicable)	Interest Rate & Maturity Date (if applicable)	Number of Shares	Principal Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/ Dealer or Bank Through Whom Effected (if applicable

Please initial any of the following representations that apply:

                     I hereby represent that the brokerage statements and confirmations that I have instructed my brokers to automatically forward to PDR Services LLC, along with any information provided in the chart above, represent all of my transactions that are required to be reported for the current calendar quarter.

                    I hereby represent that I have no quarterly transactions to report for the current calendar quarter.

* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale by the Trusts.

B. New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Established

C. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

***

Date Report Submitted:

Print Name:

Signature:

Title:

Compliance Review

Date Report Reviewed:

Print Name/Title:

Signature:

Notes:

EXHIBIT D

THE TRUSTS

ANNUAL HOLDINGS REPORT

For the following period: January 1, 201[    ] — December 31, 201[    ]

To:

From:

Date:

As of the period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Trusts:

Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

Name of Broker, Dealer or Bank

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

***

Date Report Submitted:

Print Name:

Signature:

Title:

Compliance Review

Date Report Reviewed:

Print Name/Title:

Signature:

Notes:

EXHIBIT E

THE TRUSTS

ANNUAL CERTIFICATE

Pursuant to the requirements of the Code of Ethics of the Trusts, the undersigned hereby certifies as follows:

1.	I have read the Trusts’ Code of Ethics.

2.	I understand the Code of Ethics and acknowledge that I am subject to it.

3.	Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have sought any approvals required by the Code and I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

By:

Date: